DAVID M. LOEV, ATTORNEY AT LAW
                         2777 ALLEN PARKWAY, SUITE 1000
                                HOUSTON, TX 77019
                               713-524-4110 PHONE
                             713-524-4122 FACSIMILE


April  1,  2003


TVE  Corporation
599-B  Yonge  Street
Suite  317
Toronto,  Ontario  M4Y  1Z4
Canada

Re:     Form  S-8  Registration  Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of TVE Corporation, formerly
AlphaCom Corporation (the "Company") covered by a Form S-8 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

     993,497 shares of common stock, $.0001 par value issuable pursuant to Joseph Stiuso in consideration for consulting services rendered.

The 993,497 shares are referred to as the "Shares". In connection with this opinion, I have examined the corporate records of the Company, including the Company's Certificate of Incorporation and all amendments, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the consulting agreement and the addendum to the consulting agreement, the Registration Statement, and such other documents and records as I deemed relevant in order to render this opinion.

Based on the foregoing, it is my opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding this firm and use of my name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

     Sincerely,


     /s/  David  M.  Loev
     --------------------------
     David M. Loev, Attorney  at  Law

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     Exhibit 23.1


Consent of Independent Auditors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of TVE Corporation, formerly AlphaCom Corporation of our report dated March 5, 2003 which appears in the Registrant's Form 10-KSB for the year ended December 31, 2002.

Rosenberg Smith & Partners Chartered Accountants


March 28, 2003

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